EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT

                                          Jurisdiction
                                               of
         Subsidiaries                     Incorporation        Ownership
         ------------                     -------------        ---------

Webpulse Consulting, Inc.                 New Jersey             100%
Distinctive Devices (India), PLC          India                 96.6%
International Gemsource Inc.              Delaware               100%
Real Time Systems Ltd. (India)            India                 99.9%